EXHIBIT 32.1

                  CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
                        ACTING CHIEF FINANCIAL OFFICER OF
                              VIKING MINERALS INC.
           FORM 10-Q FOR THE NINE MONTH PERIOD ENDED DECEMBER 31, 2010
                 PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Charles Irizarry, am the Chief Executive Officer and acting Chief Financial Officer of Viking Minerals Inc., a Nevada corporation (the "Company"). I am delivering this certificate in connection with the Quarterly Report on Form 10-Q of the Company for the nine month period ended December 31, 2010 and filed with the Securities and Exchange Commission ("Quarterly Report").

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Quarterly Report fully complies with the requirements of Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date: February 11, 2011               By: /s/ Charles Irizarry
                                          --------------------------------------
                                          Charles Irizarry
                                          Chief Executive Officer, President,
                                          acting Chief Financial Officer, acting
                                          Principal Accounting Officer and
                                          Director